POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints PHILIP H. GEIER, JR., EUGENE P. BEARD, SALVATORE F. LAGRECA, and CHRISTOPHER RUDGE, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign the Report on Form 10-K for the year ended December 31, 1993, for The Interpublic Group of Companies, Inc., S.E.C. File No. 1-6686, and any and all amendments and supplements thereto and all other instruments necessary or desirable in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:  March 15, 1994


    Philip H. Geier, Jr.                     Kenneth L. Robbins
    Philip H. Geier, Jr.                     Kenneth L. Robbins


    Eugene P. Beard                          J. Phillip Samper
    Eugene P. Beard                          J. Phillip Samper


    Salvatore F. LaGreca                     Joseph J. Sisco
    Salvatore F. LaGreca                     Joseph J. Sisco


    Robert L. James                          Frank Stanton
    Robert L. James                          Frank Stanton


    Frank B. Lowe                            Jacqueline G. Wexler
    Frank B. Lowe                            Jacqueline G. Wexler


    Leif H. Olsen
    Leif H. Olsen

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          THE INTERPUBLIC GROUP OF COMPANIES, INC.

                    Certified Resolutions



             I, Christopher Rudge, Secretary of The
Interpublic Group of Companies, Inc. (the "Corporation"), hereby certify that the resolutions attached hereto were duly adopted on March 15, 1994 by the Board of Directors of the Corporation and that such resolutions have not been amended or revoked.

WITNESS my hand and the seal of the Corporation this 24th day of March 1994.



                                      Christopher Rudge
                                      Christopher Rudge


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               THE INTERPUBLIC GROUP OF COMPANIES, INC.
                   MEETING OF THE BOARD OF DIRECTORS


Resolutions re Form 10-K


      RESOLVED, that the Chairman of the Board and President

and the Executive Vice President-Finance and Operations of the

Corporation be, and each of them hereby is, authorized to execute and deliver on behalf of the Corporation an annual report on Form

10-K for the year ended December 31, 1993, in the form presented to this meeting with such changes therein as either of them with the advice of the General Counsel shall approve; and further


      RESOLVED, that the Chairman of the Board and President

in his capacity as Chief Executive Officer, the Executive Vice

President-Finance and Operations in his capacity as Chief

Financial Officer, and the Vice President and Controller in his

capacity as Chief Accounting Officer of the Corporation be, and

each of them hereby is, authorized to execute such annual report on Form 10-K; and further


      RESOLVED, that the officers of the Corporation be and

each of them hereby is, authorized and directed to file such annual report on Form 10-K, with all the exhibits thereto and any other documents that may be necessary or desirable in connection therewith, after its execution by the foregoing officers and by a majority of this Board of Directors, with the Securities and

Exchange Commission and the New York Stock Exchange; and further

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      RESOLVED, that the officers and directors of the

Corporation who may be required to execute such annual report on

Form 10-K be, and each of them hereby is, authorized to execute a power of attorney in the form submitted to this meeting

appointing Philip H. Geier, Jr., Eugene P. Beard, Salvatore F.

LaGreca and Christopher Rudge, and each of them, severally, his or her true and lawful attorneys and agents to act in his or her name, place and stead, to execute said annual report on Form 10-K and any and all amendments and supplements thereto and all other instruments necessary or desirable in connection therewith; and

further

      RESOLVED, that the signature of any officer of the

Corporation required by law to affix his signature to such annual report on Form 10-K or to any amendment or supplement thereto and such additional documents as they may deem necessary or

advisable in connection therewith, may be affixed by said

officer personally or by any attorney-in-fact duly constituted in writing by said officer to sign his name thereto; and further


      RESOLVED, that the officers of the Corporation be, and

each of them hereby is, authorized to execute such amendments or supplements to such annual report on Form 10-K and such

additional documents as they may deem necessary or advisable in connection with any such amendment or supplement and to file the foregoing with the Securities and Exchange Commission and the

New York Stock Exchange; and further

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      RESOLVED, that the officers of the Corporation be, and

each of them hereby is, authorized to take such actions and to execute such other documents, agreements or instruments as may be necessary or desirable in connection with the foregoing.








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